UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INCOMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152012	42-1768468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6719 Investment holding companies, except banks	0001423325
(Standard Industrial Classification)	(Central Index Key)

244 5th Avenue, Suite V235
New York, NY 10001
(Address of principal executive offices, including zip code)

(917) 210-1074
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

With a copy to:
Andrew J. Befumo, Esq.
Befumo & Schaeffer, PLLC
2020 Pennsylvania Avenue #840
Washington, DC 20006

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock	2,000,000	$1.00	$2,000,000	$142.60

(1) Estimated solely for the purposes of calculating the registration fee under Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Incoming, Inc.
Shares of Common Stock
100,000 Minimum - 2,000,000 Maximum

This is a public offering of up to 2,000,000 shares of $0.001 Par Value Common Stock of Incoming, Inc. (“Incoming” the “Company” or the “Registrant”). The Company is offering up to 2,000,000 shares of common stock (the “Shares”) under this Prospectus  (The offering of the Shares may be referred to herein as the “Offering.”)

Offering of the Company Shares

The Company Shares are being offered on a best efforts basis by Ephren Taylor, our president and director, in a direct public offering, without any involvement of underwriters or broker-dealers. Our director will not receive any commissions or proceeds from the offering for selling shares on our behalf.  The offering price of the Company Shares is $1.00 per share. In the event that 100,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 100,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 100,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at Bank of America, 1680 Broadway, New York, NY 10019. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate your funds.

There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust or similar account.

Investing in our common stock involves risks. See “Risk Factors” starting at Page 9.

	Offering Price	Expenses	Proceeds to Us
Per Share – minimum	$1.00	$0.60	$0.40
Per Share – maximum	$1.00	$0.20	$0.80
Minimum	$100,000	$60,000	$40,000
Maximum	$2,000,000	$400,000	$1,600,000

The difference between the “Offering Price” and the “Proceeds to Us” is $60,000 if the minimum amount of shares are sold in this offering.  The difference between the “Offering Price” and the

“Proceeds to Us” is $400,000 if the maximum number of shares are sold in this offering.  The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The expenses will be paid to unaffiliated third parties for expenses connected with this offering. The expenses will be paid from current funds on hand, and initial proceeds of this offering once the minimum subscription has been reached.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) and trades under the symbol “ICNN.”  On January 8, 2010, the closing price of the common stock, as quoted on the OTCBB, was $0.95.

The date of this prospectus is January __, 2010.

Dealer Prospectus Delivery Obligation

Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the “Risk Factors” beginning on page 9.  References to “we,” “us,” “our,” “Incoming,” or the “Company” refers to Incoming, Inc. unless the context indicates another meaning.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that involve assumptions, and describe our future plans, strategies, and expectations. Such statements are generally identifiable by use of the words “may,”  “will,”  “should,”  “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management's Plan of Operation” and “Description of Our Business and Properties,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to ensure that the required statements, in light of the circumstances under which they are made, are not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Our Company

Incoming, Inc, was incorporated in the State of Nevada, United States of America, on December 22, 2006. Its fiscal year end is November 30.  Until July 31, 2009, the Company was engaged in the distribution of American Urban Streetwear and Hip Hop clothing labels in the Eastern European market. We have since revised our business plan to reflect our new focus as a diversified brand acceleration firm.   Our goal is to identify growth opportunities and innovative business models and invest our resources to transform successful companies into international brands.

Our business strategy entails participation in a multitude of ventures—by acquisition or joint venture—including, but not limited to, the areas of technology, media/entertainment, energy, and direct response related industries.

Our company philosophy is to identify profitable concepts, projects, patents, or companies for strategic acquisition, and then take them to the next level, generating an above-average rate of return. Our target acquisitions will consist of firms compatible with this investment philosophy. After being incubated within our organization, and upon reaching a sustained level of growth, we will move to place the enhanced company up for merger or acquisition.

Our target acquisitions include both domestic (United States) firms as well as those in developing international growth markets.

Our selection process entails evaluating opportunities based on several critical criteria.  First, the opportunity must have a mass market, available resources, and be in a profitable industry.  Second, the opportunity will preferably be in a chaotic, unconsolidated market.  Finally, the opportunity must already be profitable or capable of being quickly turned into a profitable operation.

Our acquisitions will, in turn, benefit from our critical organizational relationships in marketing, finance, and technology, which we will leverage to accelerate the growth of our target acquisitions and supply them with a significant competitive advantage.

As of August 31, 2009, we have generated $10,576 in revenues, and have incurred $78,416 in losses since our inception on December 22, 2006, and have relied upon the sale of our securities in unregistered and registered private placement transactions and loans and cash advances from our former President, Mr. Yury Nesterov, and our current president, Ephren Taylor, to fund our operations. We are a development-stage company and do not expect to generate sufficient revenue to sustain operation during the next twelve months. Consequently, we will continue to depend on additional financing in order to maintain our operations and continue with our corporate activities. Based on these uncertainties, our independent auditors included additional comments in their report on our financial statements for the period from inception (December 22, 2006) to November 30, 2008, indicating concerns about our ability to continue as a going concern.

Our financial statements contain additional note disclosures describing the circumstances that led to the “going concern” disclosure by our independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This offering and any investment in our common stock involves a high degree of risk. If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds. We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date.

Our principal executive offices are located at 244 5th Avenue, Suite V235, New York, NY 10001, and our telephone number at that address is (917) 210-1074.

The Offering

Following is a brief summary of this offering:

Securities being offered:	100,000 shares of common stock minimum and 2,000,000 shares of common stock maximum, par value $0.001 per share
Offering price per share:	$1.00
Offering period:	The shares are being offered for a period not to exceed 270 days
Net proceeds to us:	Approximately $40,000 assuming the minimum number of shares is sold
Approximately $1,600,000 assuming the maximum number of shares is sold
Use of Proceeds:	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and general working capital.
Number of shares outstanding before the offering:	8,570,000 as of August 31, 2009 10,764,000 (as of January 8, 2010 )
Number of shares outstanding after the offering if all of the shares are sold	10,864,000 (if minimum number if shares are sold) 12,764,000 (if maximum number if shares are sold)

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the audited financial statements and notes thereto included elsewhere in this prospectus.

Income Statement Data

	Nine Months Ended Aug 31, 2009	Nine Months Ended Aug 31, 2008
Revenue	$7,052	$3,524
General and Administrative Expenses	$7,787	$4,897
Net Loss	$45,577	$17,112

As of August 31, 2009, we had a working capital deficiency of $6,995 and accumulated losses of $78,416 since inception.

Risk Factors

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this document, including the financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only risks facing our Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations, and the value of our common stock could be materially and adversely affected.

RISKS RELATED TO OUR BUSINESS

Our Business Plan Requires the Availability and Acquisition of Currently Unidentified Business Opportunities.  Our current subsidiaries have no or minimal operations, and we have currently not identified any substantial business opportunities.  The success of our business plan requires us to identify and exploit a diverse array of business opportunities.  There is no assurance that we will acquire a favorable  business  opportunity.  Even if we should become involved in a business opportunity,  there is no assurance that it will generate revenues  or  profits,  or that the  market  price of our  common  stock will be increased thereby. Failure to identify exploitable opportunities will have a substantial negative impact on out business.

Need For Additional Financing. The acquisition of suitable business interests may require substantial additional financing.  Failure to obtain sufficient financing, or financing on terms acceptable to the Company, may delay or prevent the Company from exploiting business opportunities. The only source of funds now available to the Company is through the sale of debt or equity capital, or entering into joint ventures or other strategic alliances in which the funding sources could become entitled to an interest in properties or projects the Company may obtain.  Additional financing may not be available when needed, or if available, the terms of such financing might not be favorable to the Company.  Pursuit of business opportunities through the issuance of equity may cause substantial dilution to existing shareholders.  If financing involves the issuance of debt, the terms of the agreement governing such debt could impose restrictions on the Company’s business operations. Failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition, and results of operations.

Impracticability of Exhaustive Investigation.  Our limited financial resources may make it impracticable to conduct a complete and exhaustive investigation  and analysis of a business  opportunity before we commit our capital or other resources thereto.  Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable.  We will be particularly dependent upon information provided by the promoter, owner, sponsor, or others associated with the business  opportunity seeking our participation.  A significant portion of our available  funds may be expended  for  investigative  expenses and other expenses   related  to   preliminary   aspects  of  completing  an   acquisition transaction,  whether or not any business opportunity investigated is eventually acquired.

Lack of Diversification.  Our limited financial resources may prevent diversification of our  acquisitions or operations. The inability to diversify our activities into several unrelated areas may subject us to economic fluctuations within a particular business, industry or market segment, and therefore increase risks associated with our operations.

Reliance upon Financial  Statements.  We generally will require audited financial statements from acquisition candidates.  Given cases where audited financials are not available, we may have to rely upon unaudited interim period information received from target companies' management. The lack of independent verification provided by audited  financial statements increases the risk that our Company will not have full and accurate information about the  financial  condition  and  operating  history of the target company. This risk increases the prospect that the acquisition of such a company might prove to be unfavorable for the Company  or the  holders of our securities.

Indemnification of Officers and Directors. Our by-laws provide for the indemnification of Company directors, officers, employees, and agents, and under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation  to  which  they  become  a  party  arising  from  their association  with or activities on behalf of the Company.  The Company may also bear the expenses of litigation  for any of its  directors,  officers, employees,  or agents,  upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to  indemnification.  This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

The Company relies on its management and key personnel.  The Company relies heavily on its existing management. The Company does not maintain “key man” insurance. Recruiting and retaining qualified personnel is critical to the Company's success, and competition for the services of such persons is intense.  As the Company's business activities grow, it may require additional key financial, administrative and technical personnel skilled in the areas of our various acquisitions.  Although the Company believes that it will be successful in attracting and retaining qualified personnel, there can be no assurance of such success.  The failure to attract such personnel could have a material adverse effect on the Company's business, prospects, financial conditions and results of operations.

Dependence upon  Outside  Advisors.  The Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors to help further the Company’s business plan.  The selection of any such advisors will be made by the Company's officers and directors without any input from  stockholders.  Furthermore, it is anticipated that such advisors may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to the Company.

Leveraged Transactions. There is a possibility that any acquisition of a business opportunity by the Company may be leveraged, i.e., the Company may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired,  or against the  projected future revenues or profits of the business opportunity.  This could increase the Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates  enough  revenues to cover the  related  debt and  expenses.  Failure to make payments on the debt incurred to purchase the business opportunity  could  result in the loss of a portion or all of the assets  acquired.  There is no assurance that any business opportunity acquired through a leveraged transaction will generate  sufficient revenues to cover the related debt and expenses.

Competition.  The search  for  potentially  profitable  business opportunities is intensely  competitive.  We expect to be at a disadvantage when competing with  many  firms  that  have  substantially  greater  financial  and management  resources and capabilities than we do. These competitive conditions may exist in any industry in which the Company may become interested.

RISKS RELATED TO CORPORATE AND STOCK MATTERS

Acquisitions May Result in Substantial Dilution.  We may consider one or more acquisitions  in  which we would  issue  as  consideration  for the business  opportunity  to be acquired an amount of our  common stock that would,  upon  issuance,  represent  a large percentage of voting power and equity of the Company. Such an acquisition would substantially dilute the position of our current shareholders.

Inactive  Public Market  Exists.  The public market for our common stock has been inactive and no assurance can be given that an active market will develop or that any  shareholder will be able to  liquidate  his investment  without  considerable  delay,  if at all. If an active market should develop, the price may be highly volatile.  Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities offered hereby. Owing to the low price of the securities, many brokerage  firms may not be willing to effect  transactions  in the  securities. Even if a  purchaser  finds a broker  willing to effect a  transaction in these securities,  the combination of brokerage commissions,  state transfer taxes, if any, and any other selling  costs may exceed the selling  price.  Furthermore, many lending institutions will not permit the use of such  securities as collateral for loans.

No Foreseeable Dividends.  We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

The trading price for the Company’s common shares can be volatile. Securities of micro- and small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. The Company's share price is also likely to be significantly affected by short-term changes in its financial condition or results of operations as reflected in its quarterly earnings reports. Other factors unrelated to the Company's performance that may have an effect on the price of its common shares include the following: the extent of analytical coverage available to investors concerning the Company's business may be limited if investment banks with research capabilities do not follow the Company's securities; the lessening in trading volume and general market interest in the Company's securities may affect an investor's ability to trade significant numbers of common shares; and the size of the Company's public float may limit the ability of some institutions to invest in the Company's securities.  As a result of any of these factors, the market price of the Company’s common shares at any given point in time may not accurately reflect the Company's long-term value.

A  large  portion  of our  common  stock  is  controlled  by a small  number  of shareholders.  A large portion of our common stock is held by a small number of shareholders. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

We may be subject to “penny stock” regulations. The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

Other  Regulation.  An  acquisition  made by our Company may be of a business that is subject to regulation or licensing by federal,  state, or local authorities.  Compliance with such  regulations and licensing can be expected to be  a   time-consuming,   expensive  process  and  may  limit  other  investment opportunities of our Company.

Use Of Proceeds

Our offering is being made on a $100,000 minimum $2,000,000 maximum self-underwritten basis.  The table below sets forth the use of proceeds if $100,000 (i.e. gross proceeds of the minimum offering) or $2,000,000 (i.e. gross proceeds of the maximum offering) is raised in this offering.

	$100,000	$2,000,000
Gross proceeds	$100,000	$2,000,000
Offering expenses	$60,000	$400,000
Net proceeds	$40,000	$1,600,000

The net proceeds will be used as follows:

Marketing	$15,000	$300,000
Travel expenses	$10,000	$200,000
Acquisitions	$-	$700,000
General and administrative	$15,000	$400,000
TOTAL	$40,000	$1,600,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

In addition to the operating expenses outlined above, the proceeds of our offering will be used for strategic acquisitions to add several new brands to the Company’s portfolio, for the acquisition of new office space, and the retaining of industry expertise to further Company growth.   The remaining proceeds will be used to market our acquired brands via radio, television, and Internet marketing.  These marketing efforts will be in line with our investment strategy of generating a sufficient return on investment.

We may rely on loans from our president and director, Ephren Taylor to continue our operations; however, there are no assurances that our directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing. If we are not able to obtain needed financing, we may have to cease operations.

“General and Administrative Costs” include costs related to operating our office. These costs include rent, telephone service, mail, stationery, accounting, acquisition of office equipment and supplies, costs of paying an administrative assistant, expenses of filing reports with the Securities and Exchange Commission, and general working capital.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $2,000,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•	Our lack of operating history

•	The proceeds to be raised by the offering

•	The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders; and

•	Our relative cash requirements

Dilution of the Price per Share

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of August 31, 2009, the net tangible book value of our shares of common stock was a deficit of $(6995) or approximately $(0.00) per share based upon 8,570,000 shares outstanding.

If the maximum number of shares are sold:

Upon completion of this offering, in the event all of the shares are sold, and based on the August 31, 2009, financial statements the net tangible book value of the 10,570,000 shares to be outstanding will be $1,593,005, or approximately $0.15 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $0.65 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.15 per share without any additional investment on their part. The shareholders acquiring shares in this offering will incur an immediate dilution from $0.80 per share to $0.15 per share.

After completion of this offering, if 2,000,000 shares are sold, the shareholders acquiring shares in this offering will own approximately 18.92% of the total number of shares outstanding shares for which the shareholders acquiring shares will have made cash investment of $2,000,000, or $1.00 per share. Our existing shareholders will own approximately 81.08% of the total number of shares then outstanding, for which they have made contributions of cash of $71,421 based on the August 31, 2009 stock subscriptions of 8,570,000 shares outstanding.

The Company issued 2,194,000 shares between August 31, 2009 and November 30, 2009.  The company has not included the shares in this presentation as the November 30, 2009 financial statements have not been released as of the date of this filing.

If the minimum number of the shares is sold:

Upon completion of this offering, in the event the minimum amount of the shares are sold, and based on the August 31, 2009 financial statements, the net tangible book value of the 8,670,000 shares to be outstanding will be $33,005 or approximately $ 0.0038 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.3962 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0046 per share without any additional investment on their part. The shareholders acquiring shares in this offering will incur an immediate dilution from $0.40per share to $ 0.0038 per share.

After completion of this offering, if 100,000 shares are sold, the shareholders acquiring shares in this offering will own approximately 1.15% of the total number of shares outstanding for which the shareholders acquiring shares will have made cash investment of $100,000, or $1.00 per share.  Our existing stockholders will own approximately 98.85% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $71,421.

The Company issued 2,194,000 shares between August 31, 2009 and November 30, 2009.  The company has not included the shares in this presentation as the November 30, 2009 financial statements have not been released as of the date of this filing.

The following tables compare the differences of investment in our shares to the stockholders acquiring shares in this offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.01
Net tangible book value per share before offering	$(0.0000)
Net tangible book value per share after offering	$0.1507
Increase to present stockholders in net tangible book value per share after offering	$0.1515

Capital contributions	$71,421
Number of shares outstanding before the offering	8,570,000
Number of shares after offering held by existing stockholders	10,570,000
Percentage of ownership after offering	81.08%

Purchasers of shares in this offering if all shares sold:

Price per share	$1.00
Dilution per share	$0.6493
Capital contributions	$2,000,000
Number of shares after offering held by public investors	10,570,000
Percentage of ownership after offering	18.92%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.01
Net tangible book value per share before offering	$(0.0000)
Net tangible book value per share after offering	$0.0038
Increase to present stockholders in net tangible book value per share after offering	$0.0046
Capital contributions	$71,421
Number of shares outstanding before the offering	8,570,000
Number of shares after offering held by existing stockholders	8,670,000
Percentage of ownership after offering	98.85%

Purchasers of shares in this offering if the minimum number of shares sold:

Price per share	$1.00
Dilution per share	$0.3962
Capital contributions	$100,000
Number of shares after offering held by public investors	8,670,000
Percentage of ownership after offering	1.15%

The Company issued 2,194,000 shares between August 31, 2009 and November 30, 2009.  The company has not included the shares in this presentation as the November 30, 2009 financial statements have not been released as of the date of this filing.

Plan of Distribution; Terms of the Offering

We are offering 2,000,000 shares of common stock on a self-underwritten basis, 100,000 shares minimum, 2,000,000 shares maximum.  The offering price is $1.00 per share. Funds from this offering will be placed in a separate bank account at Bank of America, 1680 Broadway, New York NY 10019. The funds will be maintained in the separate bank account until we receive a minimum of $100,000, at which time we will remove those funds and they will be immediately available for our use as set forth in the Use of Proceeds section of this prospectus.  This account is not an escrow, trust or similar account.  It is merely a separate account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors.  If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.

If we do not receive the minimum amount of $100,000 within 180 days of the effective date of our registration statement, or within an additional 90 days if we so choose, all funds will be promptly returned to the shareholders acquiring shares in this offering without interest and without a deduction of any kind. We will return your funds to you in the form of a cashier’s check sent certified mail on the 271st day.  During the 180-day period and possible additional 90-day period, no funds will be returned to the shareholders acquiring shares in this offering. The shareholders acquiring shares in this offering will only receive a refund of the subscription if we do not raise a minimum of $100,000 within the 180-day period referred to above, which could be expanded by an additional 90 days at our discretion for a total of 270 days.

There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering. The following are material changes that would entitle you to a refund of your money:

•	Extension of the offering period beyond 270 days;

•	Change in the offering price;

•	Change in the minimum sales requirement;

•	Change to allow sales to affiliates in order to meet the minimum sales requirement;

•	Change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

We will sell the shares in this offering through our president and director, Mr. Ephren Taylor. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Taylor is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. He is and will continue to be our president and director at the end of the offering and has not been during the last twelve months and is currently not a broker-dealer or associated with a broker-dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the Securities and Exchange Commission (the “SEC”), do we intend to advertise and hold investment meetings.  We will not utilize the Internet to advertise our offering.  Once the registration statement is declared effective, Mr. Taylor will distribute the prospectus to potential investors at the investment meetings, to business associates and to his friends and relatives who are interested in a possible investment in the Company.  No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

Section 15(G) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the Rule may affect the ability of broker-dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker-dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker-dealer compensation; the broker-dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker-dealers.  They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934.  Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities.  Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.  Our president and director, who will sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 180 days, and an additional 90 days, if so elected by our Board of Directors, unless the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC.  Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a subscription agreement; and

2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “INCOMING INC.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. Subscriptions for securities will be accepted or rejected within 48 hours of our receipt. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Description Of Securities

Common Stock

The authorized capital stock of Incoming, Inc. consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Shares Eligible for Future Sale

The 2,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our “affiliates” (officers, directors or 10% shareholders) are being registered hereunder.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Interest of Named Experts and Counsel

Our financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick P.C., Certified Public Accountant, 2851 S Parker Road, Aurora, Colorado 80014, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The law firm of Befumo & Schaeffer, PLLC, 2020 Pennsylvania Avenue, NW, Suite 840, Washington, DC 20006, telephone (202) 725-6733 has passed on the legality of the shares of common stock being sold in this offering.

Information With Respect to the Registrant

Description of Business

Incoming, Inc, was incorporated in the State of Nevada, United States of America, on December 22, 2006. Its fiscal year end is November 30.  Neither the Registrant nor any of its significant subsidiaries have been a party to any bankruptcy, receivership or similar proceedings.  Our principal executive offices are located at 244 5th Avenue, Suite V235, New York, NY 10001, and our telephone number at that address is (917) 210-1074.

Our business originally focused on distributing American clothing labels in Eastern Europe to establish American clothing brands in those markets. The Company has since evolved into a diversified brand acceleration firm.   Our current business plan is to identify growth opportunities and innovative business models and invest our resources to transform successful companies into international brands.  Our business strategy entails participation in a multitude of ventures - by acquisition or joint venture - including, but not limited to, the areas of technology, media/entertainment, energy, and direct response related industries.  Our acquisitions will, in turn, benefit from our critical organizational relationships in marketing, finance, and technology, which we will leverage to accelerate the growth of our target acquisitions and supply them with a significant competitive advantage.

Our company philosophy is to identify profitable concepts, projects, patents, or companies for strategic acquisition, and then take them to the next level, generating an above-average rate of return. Our target acquisitions will consist of firms compatible with this investment philosophy. After being incubated within our organization, and upon reaching a sustained level of growth, we will move to place the enhanced company up for merger or acquisition.  Our target acquisitions include both domestic (United States) firms as well as those in developing international growth markets.

Our selection process entails evaluating opportunities based on several critical criteria.  First, the opportunity must have a mass market, available resources, and be in a profitable industry.  Second, the opportunity will preferably be in a chaotic, unconsolidated market.  Finally, the opportunity must already be profitable or capable of being quickly turned into a profitable operation.

Our acquisitions will, in turn, benefit from our critical organizational relationships in marketing, finance, and technology, which we will leverage to accelerate the growth of our target acquisitions and supply them with a significant competitive advantage.  As of the date of this prospectus the Company has identified and acquired interests in two organizations: the National Association of Professional Minorities (the “NAPM”); and Pentrose, LLC (“Pentrose”).  As of the date of this prospectus neither the NAPM nor Pentrose have any significant operations or assets.

The National Association of Professional Minorities

The Registrant acquired 100% interest in the NAPM on September 30, 2009.  The NAPM is a social networking platform for minority business professionals.  The acquisition of the NAPM resulted in the NAPM becoming a wholly owned subsidiary of the Registrant. The NAPM will provide seminars, podcasts, webinars, keynote speeches, educational tools, and fosters career development skills that enable members to achieve both personal and career success.   The primary business goal of NAPM is to tap into the current multi-billion dollar social networking market, and the as-of-yet untapped market of professional minorities (non-industry specific) through the development of an online directory.

The NAPM plans to disseminate information about services and products through direct mailings to current and potential members, as well as through a strong web presence including a comprehensive website, emails and advertising on other social networking platforms.

The NAPM is currently in the early developmental stage of building its new website which will provide information to potential members as well as house members-only areas. Using the website, members will be able to connect with professionals in a variety of industries, exchange business ideas and suggestions and access important educational tools, as well as receive information on special news and events for NAPM. The NAPM website will be launched in two phases, the first will be primarily informational to establish an online presence, spark interest amongst the professional minority community and provide a place to gather additional profiles for the NAPM database. The second phase will be the full, comprehensive website as outlines above. The launch for phase one of the website is currently scheduled for Q1 of 2010.

The size of the current social networking industry has tripled in less than 5 years. With social networking platforms reaching revenue streams of more than $3 Billion in 2009 alone, we believe the effective marketing of tomorrow’s business leaders will rely heavily on web presence and integration of social network media in a company’s marketing strategy.

The NAPM’s chief competitor is LinkedIn, an interconnected network of experienced professionals from around the world, representing 170 industries and 200 countries.  The goal of LinkedIn is to enable members to find, be introduced to, and collaborate with qualified professionals that the members need to work with to accomplish their goals.  In Q3 of 2009 LinkedIn reported an increase of membership to approx 53 million internationally, with 45 million members in the US market alone. In addition to raising over $100 Million since its launch in 2003, LinkedIn recently partnered with Twitter, Inc. The partnership is expected to rapidly increase LinkedIn’s membership and revenue in Q1 of 2010.

While the median age of LinkedIn users in 2009 was estimated to be approximately 39 yrs old, the NAPM will target a younger generation of tech and social networking savvy clientele. Also, by operating within a niche market of minority professionals (LinkedIn does not target a particular group within the professional community), NAPM will not only stay competitive within the field of social networking, but will define the operating terms within its sector of professionals.

Pentrose, LLC

The Registrant acquired a fifty percent ownership interests in Pentrose on November 11, 2009.  Pentrose is a full-service media agency specializing in the information-marketing sector. The Pentrose business plan is to turn personal brands into profitable businesses, developing related products, increasing production value, providing call center and fulfillment facilities and doing media buys on local and national television networks.

Pentrose will market its services primarily through active networking and client word of mouth. Services and product marketing on behalf of clients will be via television broadcast (direct response marketing), print and publishing deals, and online tools such as social networks, websites, podcasts and other online broadcasting methods.

Direct response marketing is currently estimated to be a two trillion dollar industry. Unlike typical marketing tools, direct-response enables marketers to create a bridge between themselves and their consumers, whereby consumers are able to directly contact the marketer in response to targeted broadcast media. Direct response provides apparent, measurable results that can be tracked to allow marketers to instantly adjust strategies in response to customer feedback.

Pentrose’ chief competitor is Guthy-Renker, one of the world's largest direct response television companies.  Established in 1988, Guthy-Renker has averaged a 25% annual growth over the last 10 years, and current sales exceed $1.5 billion per year.

Pentrose will position itself as more than a direct-response marketing company through the integration of production relationships, branding capabilities and the eventual goal of offering a full range of advertising agency services.

Description Of Property

We do not hold ownership or leasehold interest in any property.

Legal Proceedings

There are no known material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Registrant or any of its subsidiaries is a party or of which any of their property is the subject, and there are no such proceedings known to be contemplated by governmental authorities.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

Registrant’s Common Stock is traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “ICNN.”  As of January 8, 2010, the stock was trading at a market price of  $0.95; however, the Company’s common stock is thinly traded with a limited market.  The closing price of $0.95 was from the last reported sale date of January 8, 2010.

Selected Financial Data

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Supplementary Financial Information

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources

The Company is currently dependent on loans from its directors, officers, or friendly shareholders.  The Company has an outstanding debenture of $100,000 with interest payable of $25,000 due on or before January 18, 2010.  Management intends to secure financing to refinance this debt.

Our director, Ephren Taylor, has agreed to provide additional financing up to $250,000 over the next 6 months to fund additional operations.  However, there is no written agreement between the Company and Mr. Taylor. On November 11, 2009 Ephren Taylor provided a non-interested bearing loan of $50,000.

There are no significant industry trends that may affect the operations of the Company.  This is due to the fact the Company is mostly reliant on strategic acquisitions for growth of the Company.  Once the Company secures the required minimum capital the Company will start to make strategic acquisitions according to the stated plan.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Registrant’s finan cial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements with Accountants

On November 6, 2009, the Company dismissed Ronald R. Chadwick, P.C. (“Chadwick”) as its independent registered public accounting firm.

Chadwick reviewed the Company’s unaudited financial statements for the quarter ended August 31, 2009, and audited financial statements for the two fiscal years ended November 30, 2008 and November 30, 2007.

The financial statements that Chadwick reviewed did not contain any adverse opinion or a disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope or accounting principles. At no time during the period that Chadwick was the Company's certifying accountant were there any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chadwick, would have caused Chadwick to make reference to the subject matter of such disagreements in connection with its report on the Company's financial statements.

The decision to change accountants was recommended and approved by the Company’s Board of Directors on November 6, 2009.

Effective November 6, 2009, the Company engaged Malone & Bailey, P.C. (“Malone & Bailey”) as the Company’s independent registered public accounting firm.

Quantitative and Qualitative Disclosures about Market Risk

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position
Ephren W. Taylor II	27	President, Director
Andrew J. Befumo	46	Director

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Incoming's affairs.

Ephren W. Taylor II, President and Director

Mr. Taylor has been a successful businessman since his teen years, building a multi-million dollar technology company, GoFerretGo.com, by age 17. In 2006 Mr. Taylor became Chief Executive Officer of City Capital Corporation, making him the youngest African American CEO of any publicly traded corporation to date. While at City Capital Corporation, Taylor started the Goshen Energy initiative, which focuses on producing alternative energy specializing in biofuels.

Mr. Taylor has an extensive background in startup firms from tech to real estate, and has helped start, fund and lead companies to profitability. Mr. Taylor is a dynamic public speaker, author and business consultant. He has worked closely with corporations and entities such as CitiGroup, Sprint, Target, Wal-Mart, Air National Guard and city municipalities

Andrew J. Befumo, Director

Mr. Befumo holds a law degree from the College of William and Mary and a Bachelor of Science degree from the Pennsylvania State University.  He served as Director of Legal Affairs for Xcelplus International, Inc. from March 2006 until November 2006.  After leaving Xcelplus, Mr. Befumo worked for Belmont Partners, LLC as General Counsel.  Mr. Befumo is a partner in the law firm of Befumo & Schaeffer, PLLC, which specializes primarily in Federal Securities Law.  Mr. Befumo has a comprehensive and diverse background encompassing business, legal and technical vocations.  He is a member in good standing of the District of Columbia Bar, and is also licensed to practice before the United States Patent and Trademark Office.

Neither Ephren W. Taylor II nor Andrew Befumo has during the past five years been involved in any of the following proceedings:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Executive Compensation

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

The table below shows what we have paid to our directors since our inception on December 22, 2006 through Aug 31, 2009.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs ($)	LTIP Payouts ($)	All Other Compensation ($)
Y. Nesterov, President, CEO, Director	12-22-06 (inception) to 11-30-07	0	0		0	0	0	0
	12-01-07 to 11-30-08	0	0	$1,000 (1)	0	0	0	0
	12-01-08 to 07-31-09	0	0	$2,000 (1)	0	0	0	0
E. Djafarova, Secretary, Treasurer, CFO	12-22-06 (inception) to 11-30-07	0	0	0	0	0	0	0
	12-01-07 to 11-30-08	0	0	0	0	0	0	0
	12-01-08 to 07-31-09	0	0	0	0	0	0	0
Elaina Watley, President, Director	07-31-09 to 09-14-09	0	0	0	0	0	0	0
Aaron West, CEO, Director	07-31-09 to 09-14-09	0	0	0	0	0	0	0
Ephren W. Taylor, II, President, Director	09-14-09 to present	0	0	0	0	0	0	0
Andrew J. Befumo, Director	11-30-09 to present	0	0	0	0	0	0	0

(1)
The Company’s former president, Yury Nesterov, provided management services to the Company as per a written arrangement with the Company. During the period ended November 30, 2007, the Company paid $2,000 for management services. During the fiscal year ended November 30, 2008, the Company paid $1,000 for management services.

Compensation Committee Interlocks and Insider Participation

The Company’s Board of Directors does not have a compensation committee, and no member of the Company’s Board of Directors has performed functions equivalent to a compensation committee.   During the year ending November 30, 2008, none of our executive officers served as a member of the board of directors or the compensation committee, or committee performing an equivalent function, of any other entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of December 2, 2009 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of January 12, 2010 there were 10,764,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Percent of Class After Offering with Minimum Number of Shares Sold	Percent of Class After Offering with Maximum Number of Shares Sold
Common	Aaron West	3,000,000	27.87%	26.63%	4.94%
Common	Elaina Watley	1,500,000	13.94%	13.32%	2.47%
Common	Ephren Taylor, President & Director	500,000	4.65%	4.44%	0.82%
	Andrew Befumo, Director	0	--	--	--
	All Officers and Directors as a Group	500,000	4.65%	4.44%	0.82%

Certain Relationships and Related Transactions

The former President of the Company, Yury Nesterov, provided management services to the Company. During the nine- months  ended August 30, 2009 management services of $2,000 were charged to operations.  For the year ended November 30, 2007, Yury Nesterov provided management services to The Company totaling $2,000 that was charged to operations.

The former president of the company provided loans to the company totaling $19,000 and interest payable of $1,393.  During the nine-months ended August 31, 2009, this amount was settled and recorded as additional paid in capital.  An additional loan of $5,000 payable to Yury Nesterov of $5,000 which bears interest of 6%.  The new president provided $25 cash to open a bank account and a non-interest bearing loan of $50,000. As of November 30, 2009 the company had related party payables of $55,100 which represent loans of $5,000 from Yury Nesterov plus $75 accrued interest, and $50,025 of loans from the new president Ephren Taylor.  The non-interest loan from Ephren Taylor records imputed interest at 4.5% and records the imputed interest as income.

On November 30, 2009, Andrew Befumo was appointed as a director of the Company.  Mr. Befumo is a partner in the law firm Befumo & Schaeffer, PLLC, which serves as the Company’s legal counsel.  Befumo & Schaeffer, PLLC provides up to 20 hours of legal services per month for Registrant for a flat rate of $4,000.  Services in excess of 20 hours per month are billed at a rate of $275 per hour.  Mr. Befumo does not receive any compensation for his role as director of the Company and there are no other agreements between Registrant and Mr. Befumo.

Except for the foregoing, neither our directors and officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, nor any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction  since our  incorporation or in any presently  proposed  transaction which, in either case, has or will materially affect us.

Our management is involved in other business activities and may, in the future become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests.  In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose his interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.

Director Independence

Under NASDAQ rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Our director, Ephren W. Taylor is our president, and our director, Andrew J. Befumo, is our counsel.  As a result, we do not have any independent directors.

Promoters and Certain Control Persons

On July 31, 2009, Elaina Watley and Aaron West acquired control of Registrant as follows: Aaron West acquired from Yury Nesterov a total 3,000,000 restricted shares of common stock of the Registrant for a total price of Twenty Thousand Dollars ($20,000); and Elaina Watley acquired from Elena Djafarova a total of 1,500,000 restricted shares of common stock of the Registrant for a total price of Ten Thousand Dollars ($10,000).  The change in control was the result of privately negotiated transactions.  Neither Ms. Watley nor Mr. West received anything of value directly or indirectly from Registrant, and there are no assets that were acquired or are to be acquired by Registrant from Ms. Watley or Mr. West.

Disclosure of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Additional Information

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this prospectus, reference is made to the registration statement.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at: 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Indemnification of Directors and Officers

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Recent Sales of Unregistered Securities

On November 27, 2007, the Company completed an offering of 4,500,000 shares of its common stock, par value $0.001 per share to its previous directors, Yury Nesterov (3,000,000) and Elena Djafarova (1,500,000).  The total amount received from this offering was $4,500.

The Company completed this offering pursuant to Regulation S of the Securities Act.

The offers, sales, and issuances of the securities described below on September 10, 2009, September 30, 2009 and October 26, 2009, were deemed to be exempted from registration under the Securities Act of 1933 (the “Securities Act”) in reliance on Rule 506 Section 4(2) of the Securities Act in that the issuance of securities to the recipients did not involve a public offering. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was either an accredited investor or was provided the information specified in paragraph (b)(2) of Rule 502 of the Securities Act.

On September 10, 2009, the Company issued a total of 1,000,000 shares of its common stock, par value $0.001 for services rendered, said services having an aggregate value of $1,000.   The shares were issued as follows: 250,000 shares to Ephren Taylor; 250,000 shares to Reich Brothers Inc.; 250,000 shares to Victoria Cucciniello; and 250,000 shares to Victor AbiJaoudi.

On September 30, 2009, the Company entered into an agreement with the National Association of Professional Minorities, a limited liability company organized and existing under the laws of New Jersey (“NAPM”), and all of the members of the NAPM, (collectively the “NAPM Members”) whereby the NAPM members collectively exchanged 100% interest in the NAPM for 1,000,000 shares of the Company’s common stock, par value $ 0.001 per share.  NAPM held $20,000 in cash assets that were acquired in the transaction. In addition to the issuance of 1,000,000 shares, the NAPM members received as consideration options to purchase a total of  2,000,000 additional common shares of the Company.  The options have an exercise price of $0.50 per share, shall be fully vested as of the five year anniversary of the options’ issuance and shall expire on the fifteenth anniversary of the options’ issuance.  The shares and options were issued as follows: 250,000 shares and 500,000 options to Ephren Taylor; 216,700 shares and 433,400 options to Guy Avivi; 216,700 shares and 433,400 options to Eyal Avivi; 100,000 shares and 200,000 options to Richard Cuccinello; 108,300 shares and 216,600 options to David Gutman; and 108,300 shares and 216,600 options to Joseph DiCostanzo.

On October 26, 2009, the Company sold to Roger B. Spencer, 80,000 shares of common stock at $0.50 per share for cash totaling $40,000; the Company sold to Jeremy Kyle Manzay, 14,000 shares of common stock at $0.50 per share for cash totaling $7,000; the Company sold to Suneel Anand, 100,000 shares of common stock at $0.050 per share for cash totaling $50,000.

Exhibits and Financial Statement Schedules

Financial Statements

INCOMING, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

August 31, 2009

(Unaudited)

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS’ EQUITY

NOTES TO FINANCIAL STATEMENTS

INCOMING, INC.
(A Development Stage Company)
BALANCE SHEETS

	August 31,	November 30,
	2009	2008
	(Unaudited)	(Audited)
ASSETS

Current assets
Cash	$1,166	$932
Cash restricted (escrow)	-	9,387
	-	-
Total current assets	1,166	10,319

Property and equipment, net	-	1,003

Total assets	$1,166	$11,322

LIABILITIES & STOCKHOLDERS’EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,136	$13,889
Due to related parties	5,025	5,630
Notes payable related parties	-	10,742
Escrow – share subscriptions	-	9,400

Total current liabilities	8,161	39,661

Capital stock $0.001 par value;
75,000,000 shares authorized;
8,570,000 shares issued and outstanding (November 30, 2008 – 4,500,000)	8,570	4,500
Additional paid in capital	62,851	-
Deficit accumulated during the development stage	(78,416)	(32,839)

Total Stockholders’ Equity	(6,995)	(28,339)

Total Liabilities and Stockholders’ Equity	$1,166	$11,322

INCOMING, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months	December 22, 2006
	Ended	Ended	Ended	Ended	(Inception) Through
	August 31, 2009	August 31, 2008	August 31, 2009	August 31, 2008	August 31, 2009

Sales	$-	$3,524	$7,052	$3,524	$10,576
Cost of goods sold	-	2,358	4,723	2,358	7,081

Gross profit	-	1,166	2,329	1,166	3,495

Expenses:
Amortization	$50	$44	$200	$133	$377
Accounting and audit fees	5,550	3,000	14,050	8,000	28,550
Consulting	-	-	5,000	-	5,000
General and administrative	401	825	7,787	4,897	16,566
Legal	4,000	-	4,000	520	4,520
Management	-	-	2,000	1,000	6,000
Organization costs	-	-	-	-	530
Rent	544	544	2,176	2,022	5,436
Transfer agent	550	300	12,041	1,197	13,538

	11,095	4,713	47,254	17,769	80,517

Loss from operations	(11,095)	(3,547)	(44,925)	(16,603)	(77,022)
Other income (expense)
Interest expense	(292)	(171)	(652)	(509)	(1,394)

Income (loss) before provision for income tax	(11,387)	(3,718)	(45,577)	(17,112)	(78,416)
Provision for income tax	-	-	-	-	-

Net income (loss)	$(11,387)	$(3,718)	$(45,577)	$(17,112)	$(78,416)

Net income (loss) per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding	8,570,000	4,500,000	8,063,869	4,500,000

INCOMING, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months	Nine Months	December 22, 2006
	Ended	Ended	(Inception) Through
	August 31, 2009	August 31, 2008	August 31, 2009

Cash Flows From Operating Activities:
Net income (loss)	$(45,577)	$(17,112)	$(78,416)

Adjustment to reconcile net income to net cash provided by (used for) operating activities:
Amortization	200	133	377
Accounts receivable	-	(3,524)	-
Accounts payable and accrued liabilities	(10,753)	6,927	3,136
Accounts payable related parties	6,025	600	11,655

Net cash provided by (used for) operating activities	(50,105)	(12,976)	(63,248)

Cash Flows From Investing Activities
Purchase of fixed assets	-	-	(1,180)

Net cash provided by (used for) investing activities	-	-	(1,180)

Cash Flows From Financing Activities:
Loan payable - related party	9,652	508	20,394
Proceeds from issuance of common stock	40,700	-	45,200
Cash restricted (escrow)	9,387	-	-
Escrow liability – share subscriptions	(9,400)	-	-

Net cash provided by (used for) financing activities	50,339	508	65,594

Net Increase (Decrease) In Cash	234	(12,468)	1,166

Cash At The Beginning Of The Period	932	12,480	-

Cash At The End Of The Period	$1,166	$12	$1,166

			Cont’d

INCOMING, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS Cont’d

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure

	Nine Months	Nine Months	December 22, 2006
	Ended	Ended	(Inception) Through
	August 31,	August 31,	August 31,
	2009	2008	2009

Cash paid for:
Interest	$-	$-	$-

Income Taxes	$-	$-	$-

INCOMING, INC.
 (A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
December 22, 2006 (Inception) Through August 31, 2009
(Unaudited)

				Deficit
				Accumulated
				During the
	Common Shares		Paid In	Development
	Number	Par Value	Capital	Stage	Total

Balances, December 22, 2006	-	$-	$-	$-		$-

Issued for cash:
Common stock November, 2007 – at $0.001	4,500,000	4,500	-	-		4,500
Net gain (loss) for the period ended November 30, 2007	-	-	-	(7,257)		(7,257)

Balances, November 30, 2007	4,500,000	4,500	-	(7,257)		(2,757)

Net gain (loss) for the year ended November 30, 2008	-	-	-	(25,582)		(25,582)

Balances, November 30, 2008	4,500,000	4,500	-	(32,839)		(28,339)

Issued for cash:
Common stock January, 2009 – at $0.010	4,070,000	4,070	36,630	-		40,700
Net gain (loss) for the period ended August 31, 2009	-	-	-	(45,577)		(45,577)
Settlement of amounts due to related party	-	-	26,221	-		26,221

Balances, August 31, 2009	8,570,000	$8,570	$36,630	$(78,416)	$	(6,995)

INCOMING, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2009
(Unaudited)

Note 1	Nature and Continuance of Operations

Organization

The Company was incorporated in the State of Nevada, United States of America on December 22, 2006, and its fiscal year end is November 30.  The Company is engaged in distribution of American Urban Streetwear and Hip Hop clothing labels in the Eastern European market.

Going Concern

These financial statements have been prepared on a going concern basis.  As at August 31, 2009, the Company has a working capital deficiency of $6,995, and has accumulated deficit of $78,416 since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern.  The Company to date has funded its initial operations through the issuance of 8,570,000 shares of capital stock for the net proceeds of $45,200 and loans from former director and related parties in the amount of $24,000. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances.  These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Unaudited Interim Financial Statements

The accompanying interim financial statements of Incoming have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, and the instructions for Form 10-Q under Regulation S-X.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended November 30, 2008 included in the Company’s annual report on the Form 10-K filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-K. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended August  31, 2009 are not necessarily indicative of the results that may be expected for the year ending November 30, 2009.

Note 2	Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company complies with Financial Accounting Standard Board Statement (“FAS”) No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Revenue Recognition

Sales are recognized when revenue is realized or realizable and has been earned. The Company's policy is to recognize revenue when risk of loss and title to the product transfers to the customer. Net sales is comprised of gross revenues less expected returns, trade discounts and customer allowances, which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. These incentive costs are recognized at the later of the date on which the Company recognizes the related revenue or the date on which the Company offers the incentive.

Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which was adopted effective January 1, 2002.  Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Advertising and Promotion

The Company’s expenses all advertising and promotion costs as incurred. Advertising and promotion costs for the period ended August 31, 2009, and 2008 were $0.

Research and Development

Research and development expenditures are expensed as incurred.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, since the functional currency of the Company is U.S. dollars, the foreign currency monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date.  Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders’ equity accounts and furniture and equipment are translated by using historical exchange rates.  Any re-measurement gain or loss incurred is reported in the income statement.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive losses per share reflect the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 “Accounting for Income Taxes”.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 3	Capital Stock

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the period from December 22, 2006 (inception) to November 30, 2007, the Company issued 4,500,000 shares of common stock to its directors for total proceeds of $4,500.

On July 11, 2008, the Company’s Registration Statement on the Form S-1 became effective. The Company has completed the Offering and issued 4,070,000 shares of common stock at $0.010 per share for total proceeds of $40,700 during the nine months ended August 31, 2009.

To August 31, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 4	Related Party Transactions

a)    The former President of the Company provided management services to the Company. During the nine months ended August 31, 2009, management services of $2,000 (August 31 2008 - $1,000) were charged to operations.

b)    During the period from December 22, 2006 (inception) to July 31, 2009, the former President of the Company provided a $19,000 loan to the Company. The loan payable is payable on demand, unsecured, bears interest at 6.75% per annum and consists of $14,000 of principal, and $1,393 of accrued interest payable.

        During the nine months ended August 31, 2009, the amounts due to the Company’s former officers and directors were settled and the Company recorded a $26,221 settlement of amounts due to related party as additional paid-in capital.

As at August 31, 2009, the Company owed $5,025 (November 30, 2008, - $5,630) to the President of the Company and a related party for cash advances for operating capital.

Note 5	Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements.  These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements.  The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS

160 and does not anticipate that the adoption of these standards will have any impact on its consolidated financial statements.

(a.)  SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent’s equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent’s ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

In March 2008, the FASB issued SFAS No. 161, Disclosures About Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 expands quarterly disclosure requirements in SFAS No. 133 about an entity’s derivative instruments and hedging activities. SFAS No. 161 is effective for fiscal years beginning after November 15, 2008. The adoption of SFAS No. 161 is not expected to have a material impact on the Company’s financial condition, results of operations or cash flows.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America.  The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a) FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b) FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c) AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d) Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”).  SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities.  It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.  The management of Incoming does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 22, 2009, the FASB issued FASB Statement No. 164, “Not-for-Profit Entities: Mergers and Acquisitions” (“SFAS No. 164”).  Statement 164 is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

a. Determines whether a combination is a merger for an acquisition.

b. Applies the carryover method in accounting for a merger.

c. Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities the acquirer is.

d. Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement

No. 142, Goodwill and Other Intangible Assets, to make it fully applicable to not-for-profit entities.

Statement 164 is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  The management of Incoming does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (“SFAS No. 165”).  Statement 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, Statement 165 provides:

1.    The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2. The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.

3. The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The management of Incoming does not expect the adoption of this pronouncement to have material impact on its financial statements.

Note 6	Subsequent Events

Subsequent to August 31, 2009, the Company, On September 10, 2009, the Company issued a total of 1,000,000 shares of its common      stock, par value $0.001 for services rendered, said services having an aggregate value of  $1,000.   The shares were issued as follows: 250,000 shares to Ephren Taylor; 250,000 shares to Reich Brothers Inc.; 250,000 shares to Victoria Cucciniello; and 250,000 shares to Victor AbiJaoudi.

On September 30, 2009, the Company entered into an agreement with the National Association of Professional Minorities, a limited liability company organized and existing under the laws of New Jersey (“NAPM”), and all of the members of the NAPM, (collectively the “NAPM Members”) whereby the NAPM members collectively exchanged 100% interest in the NAPM for 1,000,000 shares of the Company’s common stock, par value $ 0.001 per share.  In addition to the issuance of 1,000,000 shares, the NAPM members received as consideration options to purchase a total of  2,000,000 additional common shares of the Company.  The options have an exercise price of $0.50 per share, shall be fully vested as of the five year anniversary of the options’ issuance and shall expire on the fifteenth anniversary of the options’ issuance.  The shares and options were issued as follows: 250,000 shares and 500,000 options to Ephren Taylor; 216,700 shares and 433,400 options to Guy Avivi; 216,700 shares and 433,400 options to Eyal Avivi; 100,000 shares and 200,000 options to Richard Cuccinello; 108,300 shares and 216,600 options to David Gutman; and 108,300 shares and 216,600 options to Joseph DiCostanzo.

On October 26, 2009, the Company sold to Roger B. Spencer, 80,000 shares of common stock at $0.50 per share for cash totaling $40,000; the Company sold to Jeremy Kyle Manzay, 14,000 shares of common stock at $0.50 per share for cash totaling $7,000; the Company sold to Suneel Anand, 100,000 shares of common stock at $0.050 per share for cash totaling $50,000.

INCOMING, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

November 30, 2008

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS’ EQUITY

NOTES TO FINANCIAL STATEMENTS

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Incoming, Inc.
Scottsdale, Arizona

I have audited the accompanying balance sheet of Incoming, Inc. (a development stage company) as of November 30, 2008 and 2007 and the related statements of operations, stockholders' equity and cash flows for the year ended November 30, 2008, the period from December 22, 2006 (inception) through November 30, 2007, and for the period from December 22, 2006 (inception) through November 30, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Incoming, Inc. as of November 30, 2008 and 2007 and the related statements of operations, stockholders' equity and cash flows for the year ended November 30, 2008, the period from December 22, 2006 (inception) through November 30, 2007, and for the period from December 22, 2006 (inception) through November 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado	/s/ Ronald R. Chadwick, P.C.
February 23, 2009	RONALD R. CHADWICK, P.C.

INCOMING, INC.
(A Development Stage Company)
BALANCE SHEETS

	November 30,	November 30,
	2008	2007

ASSETS

Current assets
Cash	$932	$12,480
Cash restricted (escrow)	9,387	-

Total current assets	10,319	12,480

Property and equipment, net	1,003	1,180

Total assets	$11,322	$13,660

LIABILITIES & STOCKHOLDERS’EQUITY
Current liabilities
Accounts payable and accrued liabilities	$13,889	$5,822
Due to related parties	5,630	530
Notes payable related parties	10,742	10,065
Escrow – share subscriptions	9,400	-

Total current liabilities	39,661	16,417

Capital stock $0.001 par value;
75,000,000 shares authorized;
4,500,000 shares issued and outstanding	4,500	4,500
Deficit accumulated during the development stage	(32,839)	(7,257)

Total Stockholders’ Equity	(28,339)	(2,757)

Total Liabilities and Stockholders’ Equity	$11,322	$13,660

INCOMING, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Year	December 22, 2006	December 22, 2006
	Ended	(Inception) Through	(Inception) Through
	November 30, 2008	November 30, 2007	November 30, 2008

Sales	$3,524	$-	$3,524
Cost of sales	2,358	-	2,358

Gross profit	1,166	-	1,166

Expenses:
Amortization	177	-	177
Accounting and audit fees	11,000	3,500	14,500
General and administrative	8,039	740	8,779
Legal	520	-	520
Management	2,000	2,000	4,000
Organization costs	-	530	530
Rent	2,838	422	3,260
Transfer agent	1,497	-	1,497

	26,071	7,192	33,263

Loss from operations	(24,905)	(7,192)	(32,097)
Other income (expense)
Interest expense	(677)	(65)	(742)

Income (loss) before provision for income tax	(25,582)	(7,257)	(32,839)
Provision for income tax	-	-	-

Net income (loss)	$(25,582)	$(7,257)	$(32,839)

Net income (loss) per share	$(0.01)	$(0.02)

Weighted average number of common shares outstanding	4,500,000	446,064

INCOMING, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Year	December 22, 2006	December 22, 2006
	Ended	(Inception) Through	(Inception) Through
	November 30, 2008	November 30, 2007	November 30, 2008

Cash Flows From Operating Activities:
Net income (loss)	$(25,582)	$(7,257)	$(32,839)

Adjustment to reconcile net income to net cash provided by (used for) operating activities:
Amortization	177	-	177
Accounts payable and accrued liabilities	8,067	5,822	13,889
Accounts payable related parties	5,100	530	5,630

Net cash provided by (used for) operating activities	(12,238)	(905)	(13,143)

Cash Flows From Investing Activities
Purchase of fixed assets	-	(1,180)	(1,180)

Net cash provided by (used for) investing activities	-	(1,180)	(1,180)

Cash Flows From Financing Activities:
Loan payable - related party	677	10,065	10,742
Proceeds from issuance of common stock	-	4,500	4,500
Cash restricted (escrow)	(9,387)	-	(9,387)
Escrow liability – share subscriptions	9,400	-	9,400

Net cash provided by (used for) financing activities	690	14,565	15,255

Net Increase (Decrease) In Cash	(11,548)	12,480	932

Cash At The Beginning Of The Period	12,480	-	-

Cash At The End Of The Period	$932	$12,480	$932

			Cont’d

INCOMING, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS Cont’d

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure

	Year	December 22, 2006	December 22, 2006
	Ended	(Inception) Through	(Inception) Through
	November 30, 2008	November 30, 2007	November 30, 2008

Cash paid for:
Interest	$-	$-	$-

Income Taxes	$-	$-	$-

INCOMING, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
December 22, 2006 (Inception) Through November 30, 2008

			Deficit
			Accumulated
			During the
	Common Shares		Development
	Number	Par Value	Stage	Total

Balances, December 22, 2006	-	$-	$-	$-

Issued for cash:
Common stock November, 2007 – at $0.001	4,500,000	4,500	-	4,500
Net gain (loss) for the period ended November 30, 2007	-	-	(7,257)	(7,257)

Balances, November 30, 2007	4,500,000	4,500	(7,257)	(2,757)

Net gain (loss) for the year ended November 30, 2008	-	-	(25,582)	(25,582)

Balances, November 30, 2008	4,500,000	$4,500	$(32,839)	$(28,339)

INCOMING, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2008

Note 1	Nature and Continuance of Operations

Organization

The Company was incorporated in the State of Nevada, United States of America on December 22, 2006, and its fiscal year end is November 30.  The Company is engaged in distribution of American Urban Streetwear and Hip Hop clothing labels in the Eastern European market.

Going Concern

These financial statements have been prepared on a going concern basis.  The Company has a working capital deficiency of $29,342, and has accumulated deficit of $32,839 since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern.  The Company to date has funded its initial operations through the issuance of 4,500,000 shares of capital stock for the net proceeds of $4,500 and loans from director in the amount of $10,000. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances.  These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2	Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company complies with Financial Accounting Standard Board Statement (“FAS”) No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Note 2	Summary of Significant Accounting Policies – (cont’d)

Revenue Recognition

Sales are recognized when revenue is realized or realizable and has been earned. The Company's policy is to recognize revenue when risk of loss and title to the product transfers to the customer. Net sales is comprised of gross revenues less expected returns, trade discounts and customer allowances, which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. These incentive costs are recognized at the later of the date on which the Company recognizes the related revenue or the date on which the Company offers the incentive.

Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which was adopted effective January 1, 2002.  Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Advertising and Promotion

The Company’s expenses all advertising and promotion costs as incurred. Advertising and promotion costs for the period ended November 30, 2008, and 2007 were $0.

Research and Development

Research and development expenditures are expensed as incurred.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company’s subsidiaries are re-measured into U.S. dollars.  Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date.  Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders’ equity accounts and furniture and equipment are translated by using historical exchange rates.  Any re-measurement gain or loss incurred is reported in the income statement.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive losses per share reflect the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Note 2	Summary of Significant Accounting Policies – (cont’d)

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 “Accounting for Income Taxes”.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning February 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income.  SFAS No. 158 is effective for fiscal years ending after December 15, 2006 which for the Company would be February 1, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

Note 2	Summary of Significant Accounting Policies – (cont’d)

Recent Accounting Pronouncements – (cont’d)

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006 which for the Company would be February 1, 2007.  The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements.  These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements.  The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its consolidated financial statements.

(a.)  SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent’s equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent’s ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

Note 2	Summary of Significant Accounting Policies – (cont’d)

Recent Accounting Pronouncements – (cont’d)

In March 2008, the FASB issued SFAS No. 161, Disclosures About Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 expands quarterly disclosure requirements in SFAS No. 133 about an entity’s derivative instruments and hedging activities. SFAS No. 161 is effective for fiscal years beginning after November 15, 2008. The adoption of SFAS No. 161 is not expected to have a material impact on the Company’s financial condition, results of operations or cash flows.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America.  The sources of accounting principles that are generally accepted are categorized in descending order as follows:

e) FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

f) FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

g) AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

h) Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”).  SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities.  It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of

Note 2	Summary of Significant Accounting Policies – (cont’d)

Recent Accounting Pronouncements – (cont’d)

differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.  The management of Incoming does not expect the adoption of this pronouncement to have material impact on its financial statements.

Note 3	Capital Stock – Note 6

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the period from December 22, 2006 (inception) to November 30, 2007, the Company issued 4,500,000 shares of common stock to its directors for total proceeds of $4,500.

On July 11, 2008, the Company’s Registration Statement on the Form S-1 became effective. As of November 30, 2008, the Company has received and held in escrow $9,387 of share subscription funds. As of November 30, 2008, the Company has not issued any shares of common stock pursuant to this Registration Statement.

To November 30, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 4	Related Party Transactions

c) The President of the Company provides management services to the Company. During the year ended November 30, 2008, management services of $2,000 (November 30, 2007 - $2,000) were charged to operations.

b) During the period ended November 30, 2007, the President of the Company provided a $10,000 loan to the Company. The loan payable is payable on demand, unsecured, bears interest at 6.75% per annum and consists of $10,000 of principal, and $742 of accrued interest payable.

c) As at November 30, 2008, the Company owed $5,630 (November 30, 2007, - $530) to the President of the Company for cash advances and expenses incurred on behalf of the Company.

Note 5	Income Taxes

The significant components of the Company’s deferred tax assets are as follows:

	2008	2007
Deferred Tax Assets
Non-capital loss carryforward	$4,926	$1,089
Less: valuation allowance for deferred tax asset	(4,926)	(1,089)
	$-	$-

There were no temporary differences between the Company’s tax and financial bases that result in deferred tax assets, except for the Company’s net operating loss carryforwards amounting to approximately $32,839 at November 30, 2008 which may be available to reduce future year’s taxable income.

These carryforwards will expire, if not utilized, commencing in 2027.  Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company’s limited operating history and continuing losses.  Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Note 6	Subsequent Event – Note 3

On July 11, 2008, the Company’s Registration Statement on the Form S-1 became effective. As of November 30, 2008, the Company has received and held in escrow $9,387 of share subscription funds. Subsequent to November 30, 2008, the Company has completed the Offering and issued 4,070,000 shares of common stock at $0.010 per share for total proceeds of $40,700.

Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Document Description

3.1	Articles of Incorporation*

3.2	Bylaws*

4.1	Specimen Stock Certificate

5.1	Opinion of the law firm of Befumo & Schaeffer, PLLC, regarding the legality of the securities being registered.

23.1	Consent of Ronald R. Chadwick, P.C. Certified Public Accountant

23.2	Consent of the law firm of Befumo & Schaeffer, PLLC

99.1	Subscription Agreement

* Filed as an exhibit to our registration statement on Form S-1 filed with the SEC on June 30, 2008

Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a

20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c)	include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

ii.	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

iii.	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

iv.	any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 13th day of January, 2010.

INCOMING, INC.

BY:	/s/ EPHREN W. TAYLOR II
Ephren W. Taylor II
President, Director

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ephren W. Taylor II	President, Director	January 13, 2010